UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2004

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28304 (File number)	33-0704889 (I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California (Address of principal executive office)		92506 (Zip Code)

Registrant's telephone number, including area code:  (909) 686-6060

(Former name or former address, if changed since last report)

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

            (c) Exhibit

                    99.1    Press Release of Provident Financial Holdings, Inc. on July 22, 2004.

Item 12.  Results of Operations and Financial Condition

On July 22, 2004, Provident Financial Holdings, Inc. issued its earnings release for the fourth quarter ended June 30, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2004                                        Provident Financial Holdings, Inc.

                                                                        /s/ Craig G. Blunden

                                                                        Craig G. Blunden
                                                                        Chairman, President and Chief Executive Officer
                                                                        (Principal Executive Officer)

                                                                        /s/ Donavon P. Ternes

                                                                        Donavon P. Ternes
                                                                        Chief Financial Officer
                                                                        (Principal Financial and Accounting Officer)

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Exhibit 99.1

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3756 Central Ave.                                                                                          Contacts:
Riverside, CA 92506                                                                                      Craig G. Blunden, CEO
(909) 686-6060                                                                                                Donavon P. Ternes, CFO

PROVIDENT FINANCIAL HOLDINGS, INC.
REPORTS STRONG FOURTH QUARTER EARNINGS

        Riverside, Calif. - July 22, 2004 - Provident Financial Holdings, Inc. ("Company"), Nasdaq: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), today announced earnings for the fourth quarter of its fiscal year ending June 30, 2004.

        For the quarter ended June 30, 2004, the Company reported net income of $4.28 million, or 60 cents per diluted share (on 7.19 million weighted-average shares outstanding), compared to net income of $4.72 million, or 63 cents per diluted share (on 7.44 million weighted-average shares outstanding), in the comparable period a year ago. The decrease in weighted-average shares outstanding reflects the success of the Company's stock buyback programs that most recently included the repurchase of 116,669 shares of common stock in the quarter just ended.

        "Our community banking business continues to improve as demonstrated by the appreciably higher net interest income which was driven by loan growth and transaction account (core deposit) growth," said Craig G. Blunden, Chairman, President and Chief Executive Officer of the Company. "Moreover, we are pleased that our mortgage banking business continues to perform well as we transition from a long-running refinance cycle."

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        Return on average assets for the fourth quarter of fiscal 2004 was 1.29 percent, compared to 1.54 percent for the same period of fiscal 2003. Return on average stockholders' equity for the fourth quarter of fiscal 2004 was 15.47 percent, compared to 18.19 percent for the comparable period of fiscal 2003.

        On a sequential quarter basis, net income for the fourth quarter of fiscal 2004 increased by $169,000 to $4.28 million, or 4 percent, from $4.11 million in the third quarter of fiscal 2004; and diluted earnings per share increased 3 cents to 60 cents, or 5 percent, from 57 cents in the third quarter of fiscal 2004. Return on average assets increased 4 basis points to 1.29 percent for the fourth quarter of fiscal 2004 from 1.25 percent in the third quarter of fiscal 2004, while return on average equity increased 14 basis points to 15.47 percent for the fourth quarter of fiscal 2004 from 15.33 percent in the third quarter of fiscal 2004.

        For the fiscal year ended June 30, 2004, net income was $15.07 million, a decrease of 11 percent from net income of $16.89 million for the comparable period in fiscal 2003; and diluted earnings per share for the fiscal year ended June 30, 2004 decreased 11 cents, or five percent, to $2.09 from $2.20 for the comparable period last year. Return on average assets for the fiscal year ended June 30, 2004 was 1.17 percent, compared to 1.47 percent for the twelve-month period a year earlier. Return on average stockholders' equity for the fiscal year ended June 30, 2004 was 14.13 percent, compared to 16.51 percent for the twelve-month period a year earlier.

        Net interest income after provision for loan losses increased $1.01 million, or 12 percent, to $9.29 million in the fourth quarter of fiscal 2004 from $8.28 million for the same period in fiscal 2003. Non-interest income decreased $367,000, or five percent, to

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$6.41 million in the fourth quarter of fiscal 2004 from $6.77 million in the comparable period of fiscal 2003. Non-interest expense increased $442,000, or six percent, to $7.60 million in the fourth quarter of fiscal 2004 from $7.16 million in the comparable period in fiscal 2003.

        The average balance of loans outstanding increased by $149.2 million to $979.5 million in the fourth quarter of fiscal 2004 from $830.3 million in the same quarter of fiscal 2003, while the average yield decreased by 49 basis points to 5.62 percent in the fourth quarter of fiscal 2004 from an average yield of 6.11 percent in the same quarter of fiscal 2003. The decrease in the average loan yield was primarily attributable to higher yielding loans prepaying and new loans funded at an average yield below the existing loan portfolio yield. Total portfolio loan originations (including purchased loans) in the fourth quarter of fiscal 2004 were $136.9 million, which consisted primarily of single-family, multi-family, commercial real estate and construction loans. This compares to total portfolio loan originations (including purchased loans) of $155.7 million in the fourth quarter of fiscal 2003. The balance outstanding of "preferred loans" (multi-family, construction, commercial real estate and commercial business loans) increased by $27.9 million, or 13 percent, to $240.6 million at June 30, 2004 from $212.8 million at June 30, 2003, while the ratio of preferred loans to total portfolio loans decreased to 28 percent at June 30, 2004 from 29 percent at June 30, 2003. Loan prepayments in the fourth quarter of fiscal 2004 were $143.4 million, compared to $85.1 million in the same quarter of fiscal 2003.

        The average balance of deposits increased by $100.5 million to $852.8 million and the average cost of deposits decreased by 41 basis points to 1.54 percent in the fourth

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quarter of fiscal 2004, compared to an average balance of $752.3 million and an average cost of 1.95 percent in the same quarter last year. Transaction account balances (core deposits) increased by $97.5 million, or 21 percent, to $560.9 million at June 30, 2004 from $463.4 million at June 30, 2003, while time deposits remained relatively constant at $290.1 million at June 30, 2004 as compared to $290.8 million at June 30, 2003.

        The average balance of FHLB advances increased by $15.2 million to $338.0 million, and the average cost of advances increased 13 basis points to 3.91 percent in the fourth quarter of fiscal 2004, compared to an average balance of $322.8 million and an average cost of 3.78 percent in the same quarter of fiscal 2003. The increase in the average cost of FHLB advances was primarily the result of a lower percentage of overnight advances to total advances, which have a significantly lower average cost.

        The net interest margin during the fourth quarter of fiscal 2004 increased 4 basis points to 2.95 percent, compared to 2.91 percent during the same quarter last year. On a sequential quarter basis, the net interest margin in the fourth quarter of fiscal 2004 decreased 14 basis points from 3.09 percent in the third quarter of fiscal 2004. For the fiscal year ended June 30, 2004, the net interest margin increased to 2.97 percent, compared to 2.94 percent during the same period last year.

        During the fourth quarter of fiscal 2004, the provision for loan losses was $130,000, compared to $85,000 during the same period of fiscal 2003. The increase in the provision was primarily attributable to loans held for investment growth during the quarter. The allowance for loan losses is considered sufficient to absorb potential losses inherent in loans held for investment.

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        The decrease in non-interest income in the fourth quarter of fiscal 2004 compared to the same period of fiscal 2003 was primarily the result of a decrease in the gain on sale of loans. The gain on sale of loans decreased by $398,000, or eight percent, to $4.8 million, which was primarily attributable to a lower volume of loans originated for sale ($323.0 million in the fourth quarter of fiscal 2004, compared to $390.2 million in the fourth quarter of fiscal 2003), as a result of higher mortgage interest rates that led to lower refinance volumes. The loan sale margin was 154 basis points in the fourth quarter of fiscal 2004, up from 129 basis points in the prior year.

        In the fourth quarter of fiscal 2004, the fair-value adjustment of derivative financial instruments (Statement of Financial Accounting Standards (("SFAS")) No. 133) on the consolidated statement of operations was a favorable adjustment of $192,000, compared to a favorable adjustment of $114,000 in the same period last year. The fair-value adjustment for SFAS No. 133 is derived from changes in the market value of commitments to extend credit on loans to be held for sale, forward loan sale agreements and option contracts. The SFAS No. 133 adjustment is relatively volatile and may have an adverse impact on future earnings.

        Non-interest expense for the fourth quarter of fiscal 2004 increased $442,000, or six percent, to $7.6 million from $7.2 million in the same quarter in fiscal 2003. The increase in non-interest expense was primarily the result of an increase in variable compensation expense related to loan production volume in the community banking business and the mortgage banking business.

        The Company's efficiency ratio for the fourth quarter of fiscal 2004 increased to 48 percent from 47 percent in the fourth quarter of 2003. For the fiscal year ended June

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30, 2004 the efficiency ratio increased to 51 percent from 49 percent during the same period in 2003.

        Non-performing assets decreased to $1.1 million, or 0.08 percent of total assets, at June 30, 2004, compared to $2.0 million, or 0.16 percent of total assets, at June 30, 2003. The allowance for loan losses was $7.6 million at June 30, 2004, or 0.88 percent of gross loans held for investment, compared to $7.2 million, or 0.96 percent of gross loans held for investment, at June 30, 2003.

        During the quarter ended June 30, 2004, the Company adjusted the effective income tax rate applied to fiscal 2004 pre-tax earnings to 43.7 percent from 42.3 percent, which the Company believes more accurately reflects its income tax obligations.

        The Company repurchased 116,669 shares of its common stock during the quarter ended June 30, 2004 at an average cost of $24.03 per share. For the fiscal year, the Company repurchased 512,769 shares of its common stock at an average cost of $21.20 per share. Currently, 354,585 shares remain under the newly adopted share repurchase authorization.

        The Bank currently operates 12 retail/business banking offices in Riverside County and San Bernardino County along with 10 Provident Bank Mortgage loan production offices located throughout Southern California.

        The Company will host a conference call for institutional investors and bank analysts on Friday, July 23, 2004 at 10:00 a.m. (Pacific Time) to discuss its financial results. The conference call can be accessed by dialing (888) 273-9885 and requesting the Provident Financial Holdings Earnings Release Conference Call. An audio replay of

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the conference call will be available through Friday, July 30, 2004 by dialing (800) 475-6701 and referencing access code number 737981.

        For more financial information about the Company please visit the website at www.myprovident.com and click on the Investor Relations section.

Safe-Harbor Statement

Certain matters in this News Release and the conference call noted above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition (Unaudited - In Thousands)
	June 30, 2004	June 30, 2003

Assets
Cash	$ 38,349	$ 48,851
Investment securities - held to maturity
(fair value $61,249 and $77,210, respectively)	62,200	76,838
Investment securities - available for sale at fair value	190,380	220,273
Loans held for investment, net of allowance for loan losses of
$7,614 and $7,218, respectively	862,535	744,219
Loans held for sale, at lower of cost or market	20,127	4,247
Receivable from sale of loans	86,480	114,902
Accrued interest receivable	4,961	4,934
Real estate held for investment, net	10,176	10,643
Real estate owned, net	-	523
Federal Home Loan Bank stock	27,883	20,974
Premises and equipment, net	7,912	8,045
Prepaid expenses and other assets	8,032	7,057

Total assets	$ 1,319,035	$ 1,261,506

Liabilities and Stockholders' Equity
Liabilities:
Non-interest bearing deposits	$ 41,551	$ 43,840
Interest bearing deposits	809,488	710,266
Total deposits	851,039	754,106

Borrowings	324,877	367,938
Accounts payable, accrued interest and other liabilities	33,137	32,584
Total liabilities	1,209,053	1,154,628

Stockholders' equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued and outstanding
	-	-
Common stock, $.01 par value; authorized 15,000,000 shares; issued 11,898,565 and 11,769,890 shares, respectively; outstanding 7,091,719 and 7,479,671 shares, respectively)

	119	118
Additional paid-in capital	57,186	54,691
Retained earnings	111,329	98,660
Treasury stock at cost (4,806,846 and 4,290,219 shares, respectively)
	(56,753)	(45,801)
Unearned stock compensation	(1,889)	(2,450)
Accumulated other comprehensive income, net of tax	(10)	1,660

Total stockholders' equity	109,982	106,878

Total liabilities and stockholders' equity	$ 1,319,035	$ 1,261,506

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statement of Operations (Unaudited - In Thousands, Except Earnings Per Share)
	Quarter Ended June 30,		Twelve Months Ended June 30,

	2004	2003	2004	2003
Interest income:
Loans receivable, net	$ 13,766	$ 12,674	$ 53,216	$ 49,328
Investment securities	1,913	2,165	7,978	9,668
FHLB stock	268	216	938	843
Interest earning deposits	8	6	19	17
Total interest income	15,955	15,061	62,151	59,856

Interest expense:
NOW and money market checking	290	377	1,365	1,560
Savings deposits	1,278	1,158	5,267	4,161
Time deposits	1,687	2,117	6,688	10,531
Borrowings	3,282	3,041	12,599	12,161
Total interest expense	6,537	6,693	25,919	28,413

Net interest income	9,418	8,368	36,232	31,443
Provision for loan losses	130	85	819	1,055
Net interest income after provision for loan losses	9,288	8,283	35,413	30,388

Non-interest income
Loan servicing and other fees	671	522	2,292	1,845
Gain on sale of loans, net	4,849	5,247	14,346	19,200
Real estate operations, net	30	201	251	731
Deposit account fees	454	422	1,986	1,734
Gain on sale of investment securities	-	-	-	694
Other	403	382	1,278	1,567
Total non-interest income	6,407	6,774	20,153	25,771

Non-interest expense
Salaries and employee benefits	5,036	4,571	19,063	17,965
Premises and occupancy	631	620	2,461	2,480
Equipment	440	456	1,719	1,972
Professional expenses	221	201	826	714
Sales and marketing expenses	205	249	912	900
Other	1,066	1,060	3,799	3,882
Total non-interest expense	7,599	7,157	28,780	27,913

Income before taxes	8,096	7,900	26,786	28,246
Provision for income taxes	3,813	3,182	11,717	11,357
Net income	$ 4,283	$ 4,718	$ 15,069	$ 16,889

Basic earnings per share	$ 0.64	$ 0.68	$ 2.24	$ 2.37
Diluted earnings per share	$ 0.60	$ 0.63	$ 2.09	$ 2.20
Cash dividends per share	$ 0.10	$ 0.03	$ 0.33	$ 0.13

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statement of Operations - Sequential Quarter (Dollars in Thousands, Except Earnings Per Share) (Unaudited)
	Quarter Ended
	June 30,	March 31,
	2004	2004
Interest income:
Loans receivable, net	$ 13,766	$ 13,643
Investment securities	1,913	2,204
FHLB stock	268	237
Interest-earning deposits	8	1
Total interest income	15,955	16,085

Interest expense:
Checking and money market accounts	290	335
Savings accounts	1,278	1,358
Time deposits	1,687	1,562
Borrowings	3,282	3,188
Total interest expense	6,537	6,443

Net interest income	9,418	9,642
Provision for loan losses	130	420
Net interest income after provision for loan losses	9,288	9,222

Non-interest income:
Loan servicing and other fees	671	533
Gain on sale of loans, net	4,849	3,604
Real estate operations, net	30	19
Deposit account fees	454	507
Other	403	243
Total non-interest income	6,407	4,906

Non-interest expense:
Salaries and employee benefits	5,036	4,781
Premises and occupancy	631	607
Equipment	440	430
Professional expenses	221	217
Sales and marketing expenses	205	170
Other	1,066	795
Total non-interest expense	7,599	7,000

Income before taxes	8,096	7,128
Provision for income taxes	3,813	3,014
Net income	$ 4,283	$ 4,114

Basic earnings per share	$ 0.64	$ 0.61
Diluted earnings per share	$ 0.60	$ 0.57
Cash dividends per share	$ 0.10	$ 0.10

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
	Quarter Ended June 30,		Twelve Months Ended June 30,
	2004	2003	2004	2003
SELECTED FINANCIAL RATIOS:
Return on average assets	1.29%	1.54%	1.17%	1.47%
Return on average stockholders' equity	15.47%	18.19%	14.13%	16.51%
Stockholders' equity to total assets	8.34%	8.47%	8.34%	8.47%
Net interest spread	2.79%	2.74%	2.82%	2.74%
Net interest margin	2.95%	2.91%	2.97%	2.94%
Efficiency ratio	48.02%	47.27%	51.04%	48.79%
Average interest earning assets to average
interest bearing liabilities	107.10%	106.94%	107.01%	107.31%

SELECTED FINANCIAL DATA:
Basic earnings per share	$ 0.64	$ 0.68	$ 2.24	$ 2.37
Diluted earnings per share	$ 0.60	$ 0.63	$ 2.09	$ 2.20
Book value per share	$ 15.51	$ 14.29	$ 15.51	$ 14.29
Shares used for basic EPS computation	6,708,176	6,937,568	6,732,954	7,122,440
Shares used for diluted EPS computation	7,189,009	7,435,258	7,208,843	7,668,154
Total shares issued and outstanding	7,091,719	7,479,671	7,091,719	7,479,671

ASSET QUALITY RATIOS:
Non-performing loans to loans held for investment, net	0.13%	0.20%
Non-performing assets to total assets	0.08%	0.16%
Allowance for loan losses to non-performing loans	701.75%	480.56%
Allowance for loan losses to gross loans held for
investment	0.88%	0.96%

REGULATORY CAPITAL RATIOS:
Tangible equity ratio	6.90%	6.50%
Tier 1 (core) capital ratio	6.90%	6.50%
Total risk-based capital ratio	12.39%	13.01%
Tier 1 risk-based capital ratio	11.40%	11.97%

LOANS ORIGINATED FOR SALE (In Thousands):
Retail originations	$ 129,079	$ 167,780	$ 484,411	$ 533,523
Wholesale originations	193,885	222,405	626,988	736,769
Total loans originated for sale	$ 322,964	$ 390,185	$1,111,399	$ 1,270,292

LOANS SOLD AND SETTLED (In Thousands):
Servicing released	$ 291,824	$ 339,158	$ 930,235	$ 1,190,347
Servicing retained	59,571	29,025	224,998	52,828
Total loans sold and settled	$ 351,395	$ 368,183	$1,155,233	$ 1,243,175

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars In Thousands)
	As of June 30,
	2004		2003
	Balance	Rate	Balance	Rate
INVESTMENT SECURITIES:
Held to maturity:
U.S. government agency securities	$ 59,199	2.87%	$ 73,851	2.92%
U.S. government mortgage-backed securities	5	11.73%	8	12.74%
Corporate bonds	2,796	7.04%	2,779	7.08%
Time deposits at other banks	200	1.05%	200	1.22%
Total investment securities held to maturity	62,200	3.05%	76,838	3.07%

Available for sale (at fair value):
U.S. government agency securities	24,315	2.86%	38,775	2.71%
U.S. government mortgage-backed securities	17,533	3.42%	-	-
U.S. government agency mortgage-backed securities	137,329	3.74%	172,794	4.12%
Collateralized mortgage obligations	10,416	3.67%	8,069	3.96%
Freddie Mac common stock	759	-	609	-
Fannie Mae common stock	28	-	26	-
Total investment securities available for sale	190,380	3.58%	220,273	3.85%
Total investment securities	$ 252,580	3.45%	$ 297,111	3.65%

LOANS HELD FOR INVESTMENT:
Single-family (1 to 4 units)	$ 620,087	5.47%	$ 531,255	5.67%
Multi-family (5 or more units)	68,804	5.65%	49,699	5.94%
Commercial real estate	99,919	6.43%	89,666	6.75%
Construction	136,265	5.45%	118,784	5.95%
Commercial business	13,770	6.70%	22,489	6.96%
Consumer	730	8.58%	1,086	8.33%
Other	7,371	6.77%	5,724	7.53%
Total loans held for investment	946,946	5.61%	818,703	5.90%

Undisbursed loan funds	(78,137)	-	(67,868)	-
Deferred loan costs, net	1,340	-	602	-
Allowance for loan losses	(7,614)	-	(7,218)	-
Total loans held for investment, net	$ 862,535	-	$ 744,219	-

Purchased loans serviced by others (net), included above	$ 43,644	5.74%	$ 45,157	6.50%

DEPOSITS :
Checking accounts - non-interest bearing	$ 41,551	-	$ 43,840	-
Checking accounts - interest bearing	123,621	0.52%	98,899	0.77%
Savings accounts	348,911	1.46%	272,715	1.68%
Money market accounts	46,858	1.06%	47,900	1.39%
Time deposits	290,098	2.49%	290,752	2.69%
Total deposits	$ 851,039	1.58%	$ 754,106	1.83%

Note:	The interest rate described in the rate column is the weighted-average interest rate of all instruments, which are included in the balance of the respective line item.

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars In Thousands)
	As of June 30,
	2004		2003
	Balance	Rate	Balance	Rate
BORROWINGS:
Overnight	$ 39,000	1.42%	$ 134,000	1.36%
Six month or less	25,000	5.92%	7,031	5.91%
Over twelve months to one year	5,000	6.50%	11,000	5.69%
Over one year to two years	27,000	3.49%	30,000	6.02%
Over two years to three years	15,000	2.65%	27,000	3.49%
Over three years to four years	72,000	3.76%	-	-
Over four years to five years	30,000	3.45%	72,000	3.76%
Over five years	111,877	5.00%	86,907	5.26%
Total borrowings	$ 324,877	4.01%	$ 367,938	3.50%

	Quarter Ended		Twelve months Ended
	June 30,		June 30,
	2004	2003	2004	2003
SELECTED AVERAGE BALANCE SHEETS:	Balance	Balance	Balance	Balance

Loans receivable, net (1)	$ 979,509	$ 830,327	$ 915,894	$ 754,886
Investment securities	264,752	296,368	276,436	297,760
FHLB stock	27,750	20,496	24,012	16,776
Interest earning deposits	3,341	2,483	1,793	1,318
Total interest earning assets	$1,275,352	$1,149,674	$1,218,135	$1,070,740

Deposits	$ 852,817	$ 752,343	$ 815,626	$ 718,384
Borrowings	338,002	322,766	322,745	279,422
Total interest bearing liabilities	$1,190,819	$1,075,109	$1,138,371	$ 997,806

	Quarter Ended		Twelve Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
	Yield/Cost	Yield/Cost	Yield/Cost	Yield/Cost

Loans receivable, net (1)	5.62%	6.11%	5.81%	6.53%
Investment securities	2.89%	2.92%	2.89%	3.25%
FHLB stock	3.86%	4.22%	3.91%	5.03%
Interest earning deposits	0.96%	1.13%	1.06%	1.29%
Total interest earning assets	5.00%	5.24%	5.10%	5.59%

Deposits	1.54%	1.95%	1.63%	2.26%
Borrowings	3.91%	3.78%	3.90%	4.35%
Total interest bearing liabilities	2.21%	2.50%	2.28%	2.85%

(1)	Includes loans held for sale.

Note:	The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

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